540

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.  Accordingly, the following amounts have been reclassified for January 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

                    Reduction
                                                                                              Increase to to                                 Accumulated Net
                                                                                          Paid-in Capital                               Investment Income
-------------------------------------------------------------------------------------------------------
  $61                                                      $61

550

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for January 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

           Increase                      Increase
             to Accumulated                            to Accumulated
                              Net Investment                                 Net Realized
                                                                                                            Income                    Loss on Investments
-----------------------------------------------------------------------------------------------------------------------------------------
                                      $7,786,868                                      $7,786,868

555

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for January 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

       Increase to
                   Accumulated
Reduction to                          Net Investment
             Paid-in Capital                                      Income
----------------------------------------------------------------------
              $253                                           $253